UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2005

CORNERSTONE REALTY INCOME TRUST, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-12875	54-1589139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

306 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibits

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2005, Cornerstone Realty Income Trust, Inc. (“Cornerstone”), Colonial Properties Trust (“Colonial”) and CLNL Acquisition Sub LLC, a wholly-owned subsidiary of Colonial (“Colonial Merger Sub”) entered into Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”) to address certain technical issues that were identified after the execution of the Agreement and Plan of Merger dated as of October 25, 2004.

The Amendment provides that if elections to receive Colonial Series E preferred depositary shares in the merger are received for a number of Cornerstone common shares and from a number of holders of Cornerstone common shares such that the Colonial Series E preferred depositary shares to be issued in the merger fail to satisfy listing conditions of the New York Stock Exchange, no Colonial Series E preferred depositary shares will be issued and every Cornerstone common share will be converted into the right to receive Colonial common shares. In such case, the listing of the Colonial Series E preferred depositary shares on the New York Stock Exchange will not be a condition to closing.

The Amendment also provides that if the closing date for the merger occurs during the month of March, June, September or December, the initial “dividend payment date” for the Colonial Series E preferred shares will be the last day of June, September, December or March, respectively, or the next business day.

In addition, the Amendment made technical changes to the form of Virginia Articles of Merger and provides a form of Plan of Merger to be filed with the Commonwealth of Virginia to effectuate the merger if and when all necessary conditions to closing the merger are met, including, without limitation, approval of the merger by the shareholders of Cornerstone.

For additional information, reference is made to the Amendment, which is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 2.1.

Additional Information about the Merger and Where to Find It

Colonial Properties Trust, Cornerstone and Colonial Properties have filed or intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF CORNERSTONE AND COLONIAL PROPERTIES ARE URGED TO READ THE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CORNERSTONE, COLONIAL PROPERTIES AND THE MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Cornerstone and Colonial Properties with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Colonial Properties by directing a written request to Colonial Properties Trust, 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203, Attention: Investor Relations, and free copies of the documents filed with the SEC by Cornerstone by directing a written request to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, Virginia 23219, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Cornerstone, Colonial Properties and their respective executive officers, trustees and directors may be deemed to be participants in the solicitation of proxies from the security holders of Cornerstone and Colonial Properties in connection with the merger. Information about those executive officers and directors of Cornerstone and their ownership of Cornerstone common shares is set forth in the proxy statement for Cornerstone’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2004. Information about the executive officers and trustees of Colonial Properties and their ownership of Colonial Properties common stock and limited partnership units in Colonial Realty Limited Partnership is set forth in the proxy statement for Colonial Properties’ 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 22, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Cornerstone, Colonial Properties and their respective executive officers, trustees and directors in the merger by reading the proxy statement and prospectus regarding the merger when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger dated as of January 24, 2005, by and among Colonial Properties Trust, CLNL Acquisition Sub LLC and Cornerstone Realty Income Trust, Inc. FILED HEREWITH.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Realty Income Trust, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chairman and
Chief Executive Officer

January 28, 2005

Exhibit Index

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger dated as of January 24, 2005, by and among Colonial Properties Trust, CLNL Acquisition Sub LLC and Cornerstone Realty Income Trust, Inc. FILED HEREWITH.